Exhibit 1.1

Execution Version

6,500,000 Shares

WYNN RESORTS, LIMITED

Common Stock

($0.01 Par Value)

(plus an option to purchase from the Company up to 975,000 shares of Common Stock)

EQUITY UNDERWRITING AGREEMENT

February 8, 2021

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Fifth Third Securities, Inc.

BNP Paribas Securities Corp.

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Truist Securities, Inc.

Credit Agricole Securities (USA) Inc.

Citizens Capital Markets, Inc.

J.P. Morgan Securities LLC

Moelis & Company LLC

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

and

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

and

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

as Representatives of the several Underwriters

Ladies and Gentlemen:

Wynn Resorts, Limited, a Nevada corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom Deutsche Bank Securities Inc., Goldman Sachs and Co. LLC and BofA Securities, Inc. are acting as representatives (the “Representatives”), an aggregate of 6,500,000 shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The respective amounts of the Shares to be so purchased by the Underwriters are set forth opposite the Underwriter’s name in Schedule I hereto. The Company also proposes to sell, at the Underwriters’ option, an aggregate of up to 975,000 additional shares (the “Option Shares”) of the Company’s Common Stock as set forth below. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.” The offering and sale of the Shares is referred to herein as the “Offering.”

As the Representatives, you have advised the Company (a) that you are authorized to enter into this underwriting agreement (this “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the option to purchase additional Shares for the accounts of the several Underwriters. In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriters as follows:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-234542) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered or made available to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

(b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and any information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:20 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriters.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and as currently conducted and to enter into and to perform its obligations under this Agreement. Each of the “significant subsidiaries” (as that term is defined in clauses (1) and (2) of the definition of “Significant Subsidiaries” set forth in Rule 1-02(w) of Regulation S-X under the Act) of the Company is listed on Exhibit A hereto (each a “Significant Subsidiary,” and collectively, the “Significant Subsidiaries”) and has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, limited liability company, association or other entity, other than the subsidiaries listed in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference in the Registration Statement and any subsidiaries that, taken together, would not be a “significant subsidiary” of the Company as defined in Rule 1-02(w) of Regulation S-X under the Act. Each of the Company and its Significant Subsidiaries (collectively, the “Wynn Parties”) is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in any material adverse change in the management, business, properties, assets, operations, condition (financial or otherwise), prospects or results of operations of, the Wynn Parties, taken as a whole, whether or not occurring in the ordinary course of business (any such change, a “Material Adverse Change”).

(d) As of the date hereof, the authorized capital stock of the Company consists only of 400,000,000 shares of Common Stock, par value $0.01 per share and 40,000,000 shares of Preferred Stock, par value $0.01 per share. All issued and outstanding member’s interests and shares of capital stock of each of the Wynn Parties have been duly authorized and validly issued, the shares of capital stock are fully paid and non-assessable, and the member’s interests and shares of capital stock have been issued in compliance with federal and state securities laws. All such member’s interests and shares of capital stock are owned free and clear of all liens, encumbrances and equities and claims, except for any lien, encumbrance, equity or claim granted or agreed to be granted, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Existing Liens”). None of the outstanding member’s interests or shares of capital stock of any of the Wynn Parties was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of any such Wynn Party. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any member’s interests or shares of capital stock of any of the Wynn Parties other than those described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus. The Shares to be issued by the Company pursuant to this Agreement have been duly authorized by all necessary corporate action, and such Shares, when issued, will be validly issued, fully paid and non-assessable; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no preemptive rights, rights of first refusal or other similar rights of stockholders or others exist with respect to any of the Shares or the issue and sale thereof by the Company. Neither the filing of the Registration Statement nor the Offering or sale of the Shares contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificate for the shares of Common Stock conforms to the form required by the corporate law of the state of Nevada.

(e) All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(g) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(h) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company will promptly notify the Underwriters and (B) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(i) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(j) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(k) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(l) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Financial Statements”) comply in all material respects with the Act and the Exchange Act and present fairly the consolidated financial position and the results of operations and cash flows of the Company and its subsidiaries at the indicated dates and for the indicated periods. The Financial Statements have been prepared in accordance with generally accepted principles of accounting as applied in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its subsidiaries, as applicable. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus, and there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus which have not been included as so required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(m) Ernst & Young LLP, which has audited or reviewed the Financial Statements included in the Registration Statement, the General Disclosure Package and the Prospectus, and which currently serves as auditor with respect to the financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Wynn Parties, (i) threatened against any of the Wynn Parties or (ii) which has as the subject thereof any officer or director of, or property owned or leased by or to, any of the Wynn Parties, in each case, before any court or administrative agency or otherwise where, in any such case, (A) there is a reasonable possibility of such action, suit, claim or proceeding being determined adversely to such Wynn Party and, if so determined adversely, it would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, except for any such action, suit, claim or proceeding that is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or (B) such action, suit, claim or proceeding would prevent, adversely affect, hinder or delay the consummation of the transactions contemplated by this Agreement or the performance by any of the Wynn Parties of their obligations hereunder, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Wynn Parties is involved in any labor dispute with the employees of any of the Wynn Parties or any of their predecessors, or with the employees of any principal supplier, contractor or sub-contractor of any of the Wynn Parties that would reasonably be expected to result in a Material Adverse Change and, to the best of the Wynn Parties’ knowledge, no such dispute is threatened or imminent.

(o) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Wynn Parties have good title in fee simple to all real property and good title to all personal property purported to be owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except Existing Liens or those reflected in the Financial Statements described in Section 1(l) above or which do not, individually or in the aggregate, materially and adversely affect the value of such property and do not, individually or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Wynn Parties. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the real property, improvements, equipment and personal property purported to be held under lease by the Wynn Parties are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such leased real property, improvements, equipment or personal property by such Wynn Parties.

(p) The Wynn Parties have timely filed all federal, state, local and foreign tax returns which have been required to be filed, all of which tax returns are true, correct and complete in all material respects, and have timely paid all taxes due and payable, except (i) as may be being contested in good faith and by appropriate proceedings and for which the Wynn Parties have established reserves that are adequate for the payment thereof and are in conformity with United States generally accepted accounting principles consistently applied or (ii) to the extent that the failure to timely file any such tax returns or to timely pay such taxes has not resulted in, individually or in the aggregate, and would not reasonably be expected to result in, a Material Adverse Change. All taxes of the Wynn Parties not yet due and payable have been provided for in the consolidated Financial Statements described in Section 1(l) above to the extent required by and in conformity with United States generally accepted accounting principles consistently applied, and none of the Wynn Parties has received written notice of any actual or proposed additional material tax assessment against any Wynn Parties.

(q) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (i) there has not been any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, (ii) the Company and its subsidiaries considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of its subsidiaries, on any class of capital stock or repurchase or redemption or call by the Company or any of its subsidiaries of capital stock.

(r) None of the Wynn Parties is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its articles of incorporation, by-laws, articles of organization, operating agreement or other organizational document, (ii) the terms of any security issued by it or any contract, indenture, mortgage, deed of trust, loan, credit, security or pledge agreement, promissory note, lease, license, franchise agreement, permit, certificate or other agreement or instrument to which it is a party or by which it, or any of its properties, is bound (collectively, the “Agreements and Instruments”) and, solely with respect to this clause (ii), which violation or default would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and compliance by the Company with its obligations hereunder or thereunder do not and, with the giving of notice or lapse of time or both, will not conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or, except with respect to the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Wynn Party pursuant to, or require the consent of any other party to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, nor will such execution, delivery, performance or compliance result in any violation of (x) the provisions of the articles of incorporation, bylaws, articles of organization, operating agreement or any other organizational document or stockholders’ agreement of any Wynn Parties, as applicable, or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over it or any of its assets or properties and, solely with respect to this clause (y), which violation would reasonably be expected to result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Wynn Party.

(s) No approval, consent, order, authorization, designation, declaration or filing by or with any government, judicial, regulatory, administrative or other legal or governmental body, foreign or domestic (including, without limitation, the Massachusetts Gaming Commission, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer’s Office and the Macau Special Administrative Region of the People’s Republic of China) (together, the “Consents”) is necessary in connection with the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, the General Disclosure Package and the Prospectus, except (i) such as have already been obtained, (ii) the registration under the Act or the Rules and Regulations of the Shares, which has become effective, (iii) approvals by or from the gaming and other regulatory authorities (including, without limitation, the Massachusetts Gaming Commission, Nevada Gaming Commission, the Nevada Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer’s Office and the Macau Special Administrative Region of the People’s Republic of China), which have been obtained, (iv) such Consents as may be required under State securities laws, Blue Sky Laws, the Nasdaq Global Select Market or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters, each of which, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, has been obtained and is in full force and effect, and (v) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) each of the Wynn Parties has obtained and holds all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, liens and other rights, privileges and approvals (including with respect to environmental laws) required under any federal, state, local or foreign law or governmental agency or authority (including, without limitation, the Massachusetts Gaming Commission, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer’s Office and the Macau Special Administrative Region of the People’s Republic of China and the rules and regulations thereunder and any similar laws and regulation governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction, “Permits”) for the ownership or current use of all real property owned or leased by any such Wynn Party and for any other property otherwise currently operated by or on behalf of, or for the benefit of, such entity and for the operation of each of its businesses as presently conducted, (ii) all such Permits are in full force and effect, and each of the Wynn Parties has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any of the Wynn Parties, or to the current operation of any of their businesses or any property currently owned, leased or otherwise operated by such entity, (v) each of the Wynn Parties reasonably believes that each of its Permits will be timely renewed and complied with and that any additional Permits that may be required of such entity in order to conduct its business as proposed to be conducted will be timely obtained and complied with and (vi) none of the Wynn Parties has any knowledge or any reason to believe that any governmental authority is considering limiting, suspending, revoking or renewing any such Permits on terms materially more burdensome than the terms of such Permit as in effect on the date hereof.

(u) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Change, (i) none of the Wynn Parties is, or has in the past been, in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) none of the Wynn Parties or, to the knowledge of any Wynn Party, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the real property owned or leased by any of the Wynn Parties or any improvements thereon (the “Sites”) or transported thereto or therefrom, any Hazardous Materials that would reasonably be expected to subject any of the Wynn Parties to any liability under any Environmental Law; (iii) there are no underground tanks and no Hazardous Materials used, stored or present at, on or near the Sites; (iv) to the knowledge of any of the Wynn Parties after due inquiry, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any violation of, or any liability to any of the Wynn Parties under, any Environmental Law; (v) there is no pending or, to the knowledge of any of the Wynn Parties, threatened, action, proceeding, investigation or inquiry by any regulatory or governmental body or any non-governmental third party with respect to the presence or release of Hazardous Materials, on, from or to the Sites; (vi) none of the Wynn Parties has any knowledge of any past or existing violations of any Environmental Laws by any person relating in any way to the Sites; and (vii) none of the Wynn Parties has received any complaint, order, directive, citation or notice from any governmental body with respect to any Environmental Law.

(v) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and as set forth in that certain Intellectual Property License Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, the Company and Wynn Resorts Holdings, LLC and the 2015 Intellectual Property License Agreement, dated as of February 26, 2015, by and among Wynn Las Vegas, LLC, the Company and Wynn Resorts Holdings, LLC, or as would not reasonably be expected to result in a Material Adverse Change, (i) the Wynn Parties each own or possess the valid right to use all material patents, patent rights, trademarks, trade names, service marks, domain names and copyrights (together with the applications for registrations and registrations therefor), license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, materials, systems or procedures), technologies, inventions, and other intellectual property or proprietary rights (collectively, “Intellectual Property”) presently used in their businesses and, to the knowledge of the Wynn Parties, the Wynn Parties will own or possess or be able to obtain when needed the valid right to use all Intellectual Property necessary to carry on their businesses as presently or proposed to be conducted; (ii) neither the Intellectual Property owned or, to the knowledge of any of the Wynn Parties, used by, nor the conduct or operation of the businesses (as presently and proposed to be conducted or operated) of, the Wynn Parties infringes upon, misappropriates or violates, or, if the businesses are conducted or operated as presently intended, will, to the knowledge of any of the Wynn Parties, infringe upon, misappropriate or violate, any Intellectual Property of any other person or entity; (iii) to the knowledge of the Wynn Parties, none of the Intellectual Property used by any Wynn Party has been obtained or is being used by any such Wynn Party in violation of any contractual obligation binding on such Wynn Party or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected to result in a Material Adverse Change; (iv) none of the Wynn Parties has in the last three years received any material written communications, nor to the knowledge of the Wynn Parties is any action or proceeding pending, alleging that any such Wynn Party has violated, infringed upon or misappropriated, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, would violate, infringe upon or misappropriate, any of the Intellectual Property of any other person or entity; and (v) none of the Wynn Parties knows of any material infringement by others of Intellectual Property owned by or licensed to any of the Wynn Parties.

The Wynn Parties have taken all commercially reasonable steps necessary to secure their interests in, and protect the secrecy, confidentiality and value of, such Intellectual Property. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Wynn Parties that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. None of the Wynn Parties is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects.

(w) Neither the Company nor, to the knowledge of the Company, any of its affiliates (within the meaning of Rule 144 under the Act) (each, an “Affiliate”), has taken, nor will the Company, or to the knowledge of the Company, any such controlled Affiliate, take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Securities in accordance with Regulation M under the Exchange Act.

(x) None of the Wynn Parties, or to the knowledge of any of the Wynn Parties, any of their Affiliates, has distributed or will distribute, prior to the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package and the Prospectus.

(y) None of the Wynn Parties is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus, will be required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(z) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(aa) Each of the Wynn Parties keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the Commission under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its subsidiaries, (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in each annual and quarterly report of the Company (each, a “Report”) their conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by each Report based on such evaluation and (iii) disclosed in each Report any change in the Company’s internal control over financial reporting that occurred during the period covered by such Report that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting. The chief executive officer and chief financial officer of the Company have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Company’s auditors and the Audit Committee of the Company’s Board of Directors (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company and its subsidiaries maintain systems of internal control over financial reporting that are effective and the Company is not aware of any material weakness in their internal control over financial reporting.

(cc) Each of the Wynn Parties carries, or is covered by, insurance with insurers of recognized financial responsibility in such amounts, with such deductibles and covering such risks as is commercially reasonable, and as the Wynn Parties deem adequate and prudent for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses including, but not limited to, policies covering real and personal property owned or leased by the Wynn Parties against theft, damage, destruction, acts of vandalism and earthquakes. The Wynn Parties have no reason to believe that such insurance coverage cannot be renewed as and when such coverage expires or that similar coverage could not be obtained from similar insurers at a cost that would not reasonably be expected to cause a Material Adverse Change (other than as a result of general market conditions).

(dd) Except for matters which would not reasonably be expected to result in a Material Adverse Change, each of the Wynn Parties is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Wynn Parties would have any liability. None of the Wynn Parties has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 with respect to unpaid or delinquent contributions or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Except for matters which would not reasonably be expected to result in a Material Adverse Change, each “pension plan” for which any Wynn Party would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) None of the Wynn Parties nor, to the knowledge of the Wynn Parties, any director, officer, agent, employee or affiliate of any of the Wynn Parties is currently the subject of any sanctions imposed or administered by the Office of Foreign Assets Control of the U.S. Treasury Department (collectively, “Sanctions”), or is located, organized or resident in a country or territory that is the subject of Sanctions; and the Wynn Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity subject to any Sanctions.

(ff) The operations of each of the Wynn Parties are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Wynn Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Wynn Parties, threatened.

(gg) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Wynn Parties or, to the best knowledge of the Wynn Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Wynn Parties or any owner of 10 percent or more of the capital stock of any of the Wynn Parties has, with respect to any of the Wynn Parties, (i) used any Wynn Parties’ funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of the Company’s Common Stock are listed on the Nasdaq Global Select Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.

(ii) No relationship, direct or indirect, exists between or among any of the Wynn Parties or their subsidiaries, on the one hand, and any manager, member, managing member, director, officer, stockholder, affiliate, customer or supplier of any of them, on the other hand, which would be required by the Act or by the Rules and Regulations promulgated pursuant thereto to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(jj) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no holders of securities (debt or equity) of the Wynn Parties, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Wynn Parties, who in connection with the issuance, sale and delivery of the Shares and the execution, delivery and performance of this Agreement, have the right to request the Wynn Parties to register securities held by them under the Act, except for any such rights that have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(kk) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company (or any Significant Subsidiary) and any person that would give rise to a valid claim against the Company, any Significant Subsidiary or you for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, General Disclosure Package and the Prospectus or, to the Company’s or any Significant Subsidiary’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any Significant Subsidiary or any of their respective officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect your compensation as determined by FINRA.

(ll) (i) There has been no security breach or other compromise of or relating to any of the Wynn Parties or any of their subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems”) nor have they been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and (ii) the Wynn Parties and their subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification, except, in the case of clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Any certificate required hereunder signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby (and is subject to the limitations set forth therein, if any).

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $112.70 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company (“DTC”) in New York, in accordance with the instructions from the Underwriters. Certificates for the Shares shall be registered in such names and in such denominations as the Underwriters may request not less than two Business Days in advance of the Closing Date. The Company will cause the certificates, if any, representing the Shares to be made available for inspection, checking and packaging by the Underwriters at the office of DTC or its designated custodian not later than 1:00 p.m. on the Business Day prior to the Closing Date. Such payment and delivery shall be at 10:00 a.m., New York time, on February 11, 2021 or at such other time, not later than five business days thereafter, as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, subject to the representations and warranties herein contained and the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised at any time and from time to time within 30 days from the date of this Agreement, upon written notice by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which Option Shares are to be electronically delivered shall be determined by the Representatives but shall not be earlier than two nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account designated by the Company against electronic delivery thereof of the Option Shares to the accounts of the Underwriters through the facilities of DTC in New York, New York, in accordance with the instructions from the Underwriters.

Furthermore, notwithstanding the foregoing, upon mutual agreement of the Company and the Underwriters, the settlement and payment of the Shares may be accomplished through other customary delivery methods.

3. OFFERING BY THE UNDERWRITERS.

(a) It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

(b) It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4. COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriters that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) If, at any time after the Representatives have informed the Company that Shares remain unsold, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(e) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement the Representatives have informed the Company that Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(f) The Company agrees to pay the required filing fees to the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of the qualification requirements of) the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares. The Company shall advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation of threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will maintain in the Company’s files manually signed copies of the Registration Statement as initially filed and all amendments thereto including all consents and exhibits filed therewith in accordance with the Rules and Regulations of the Commission.

(i) The Company will comply with the Act, the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time prior to the consummation of the Offering to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(j) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(k) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(l) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(m) During the period from the date hereof through and including the date that is 45 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder. The restrictions described above do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; or (iii) the filing of any registration statement on Form S-8, or any amendments thereto, relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

(n) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Select Market.

(q) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(r) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5. COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectus, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Listing Application and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) the filing fees and expenses (excluding legal fees and disbursements of counsel to the Underwriters) incident to securing any required review by FINRA of the terms of the sale of the Shares; (vi) the Listing Fee of the Nasdaq Global Select Market; and (vii) the expenses, excluding fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws, not to exceed $2,500. The Company shall not, however, be required to pay for the Underwriters’ costs and expenses (other than those as described in clauses (v) and (vii) above), including, without limitation, (a) the fees and expenses of counsel to the Underwriters, (b) the “roadshow” expenses of the Underwriters and (c) the advertising expenses of the Underwriters incurred in connection with the Offering; provided, however, if the sale of Shares pursuant to Section 2 of this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10(a) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of an Underwriter, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder to be performed prior to the Closing Date or the Option Closing Date, as the case may be, and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received from Kirkland & Ellis LLP, counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(c) The Representatives shall have received from Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received a certificate, dated the date hereof and the Closing Date or the Option Closing Date, as the case may be, respectively, of the chief financial officer or treasurer of the Company, in form and substance reasonably satisfactory to the Representatives, with respect to certain financial information included in the General Disclosure Package and the Prospectus.

(e) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you, of Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer, President, Chief Financial Officer or Secretary of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, such officer represents as follows:

(i) The conditions set forth in subsection (a) of this Section 6 have been satisfied, the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof were true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the date hereof and are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business.

(h) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the Nasdaq Global Select Market.

(j) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain officers and directors of the Company listed in Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Option Shares, any Option Closing Date, in the judgment of the Representatives, there shall not have occurred any Material Adverse Change. The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Cahill Gordon & Reindel LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates and each person, if any, who controls or is controlled by any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iv) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided, that the Company shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, which information is limited to that set forth in Section 13. The Company also agrees to reimburse each Underwriter, its Affiliates and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use thereof, which information is limited to that set forth in Section 13. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts, commissions and fees received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts, commissions and fees applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any state or federal court in the City and County of New York, Borough of Manhattan, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its Affiliates or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its Affiliates or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more other underwriters, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other underwriters to purchase the Shares agreed to be purchased by the defaulting Underwriter, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the non-defaulting Underwriters shall be obligated to purchase the Shares which such defaulting Underwriter failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as the Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

All notices and other communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (i) if to the Underwriters, to the Representatives at c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; Attention: Equity Capital Markets – Syndicate Desk, with a copy to Attention: General Counsel, 36th Floor, fax: (646) 374-1071, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, and c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, with a copy to Underwriters’ Counsel at Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005, Attention: Brian Kelleher; and (ii) if to the Company, to 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: General Counsel, and its counsel at Kirkland & Ellis LLP, 300 North LaSalle, Chicago, IL 60654, Attention: Robert M. Hayward and Luke R. Jennings.

11. TERMINATION.

This Agreement may be terminated by you: (a) by notice to the Company at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change or any development that could, in your judgment, be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s Common Stock by the Nasdaq Global Select Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY THE UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the eighth paragraph under the caption “Underwriting” in the Prospectus.

14. PARTIAL ENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

15. RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purpose of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

17. JURISDICTION.

Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, as a Portable Document Format file attached to an email (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and such facsimile or Portable Document Format file will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. THE UNDERWRITERS, ON THE ONE HAND, AND THE COMPANY (ON ITS OWN BEHALF AND TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS UNDERWRITER OR YOUR ROLE IN CONNECTION HEREWITH.

(Signature Page Follows)

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,
WYNN RESORTS, LIMITED, a Nevada corporation

By	/s/ Craig Billings
Name:	Craig Billings
Title:	President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

For itself and on behalf of the several Underwriters listed on Schedule 1 hereto

By:	/s/ Reza Akhavi
Name: Reza Akhavi
Title: Managing Director

By:	/s/ Manoj Mahtani
Name: Manoj Mahtani
Title: Director

GOLDMAN SACHS & CO LLC

For itself and on behalf of the several Underwriters listed on Schedule 1 hereto

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

BOFA SECURITIES, INC.

For itself and on behalf of the several Underwriters listed on Schedule 1 hereto

By:	/s/ Evan Ladouceur
Name: Evan Ladouceur
Title: Managing Director, Global Head of Gaming & Leisure Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Shares to be Purchased
Deutsche Bank Securities Inc.	1,678,560
Goldman Sachs & Co. LLC	1,518,270
BofA Securities, Inc.	855,660
Fifth Third Securities, Inc.	333,385
BNP Paribas Securities Corp.	296,595
Mizuho Securities USA LLC	291,460
Scotia Capital (USA) Inc.	291,460
SMBC Nikko Securities America, Inc.	291,460
Truist Securities, Inc.	291,460
Credit Agricole Securities (USA) Inc.	254,930
Citizens Capital Markets, Inc.	173,875
J.P. Morgan Securities LLC	151,320
Moelis & Company LLC	71,565
Total	6,500,000

I-1

SCHEDULE II

General Disclosure Package

The public offering price per share for the Shares is $115.00.

The number of Firm Shares purchased by the Underwriters from the Company is 6,500,000 shares.

The number of Option Shares to be sold by the Company at the option of the Underwriters is up to 975,000 shares.

General Use Free Writing Prospectus

None.

II-1

SCHEDULE III

Lock-Up Parties

1.	Philip G. Satre

2.	Betsy S. Atkins

3.	Richard J. Byrne

4.	Jay L. Johnson

5.	Matthew Maddox

6.	Patricia Mulroy

7.	Margaret J. Myers

8.	Clark T. Randt, Jr.

9.	Winifred M. Webb

10.	Darnell O. Strom

11.	Craig S. Billings

12.	Ellen F. Whittemore

III-1

EXHIBIT A

Significant Subsidiaries

Wynn Resorts Holdings, LLC

Wynn Resorts Finance, LLC

Wynn America Group LLC

Wynn Las Vegas Holdings, LLC

Wynn Las Vegas, LLC

Wynn Group Asia, Inc.

WM Cayman Holdings Limited I

Wynn Macau, Limited

Wynn MA, LLC

WML Corp. Ltd.

WM Cayman Holdings Limited II

Wynn Resorts International, Ltd.

Wynn Resorts (Macau) Holdings, Ltd.

Wynn Resorts (Macau), Ltd.

Wynn Resorts (Macau), S.A.

Palo Real Estate Company Limited

A-1

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[    ], 20[    ]

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Fifth Third Securities, Inc.

BNP Paribas Securities Corp.

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Truist Securities, Inc.

Credit Agricole Securities (USA) Inc.

Citizens Capital Markets, Inc.

J.P. Morgan Securities LLC

Moelis & Company LLC

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

and

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

and

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

as Representatives of the several Underwriters

Re:	Wynn Resorts, Limited – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Wynn Resorts, Limited, a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of Common Stock (as defined below) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and BofA Securities, Inc., the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes, that does not involve a disposition for value (other than with respect to any such gift for which the donor receives (a) equity interest of such donee or (b) such donee’s interests in the donor), provided that (x) the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and (y) no filing by any party to such transfer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or voluntarily made during the Restricted Period as a result of such gift (other than a Form 5 required by applicable law or regulation),

(ii) by will, other testamentary document or intestate succession, provided that (a) each transferee agrees to be bound in writing by the restrictions set forth herein and (b) any filing under the Exchange Act, or any announcement by the Company or the undersigned relating to such transfer, shall disclose the nature of the transfer and that such transferee agrees to be bound in writing by the restrictions set forth herein,

(iii) to any member or members of the undersigned’s immediate family or to any trust or limited family partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (a) the transferee agrees to be bound in writing by the restrictions set forth herein, (b) the transfer does not involve a disposition for value (other than with respect to any such transfer for which the transferor receives (1) equity interest of such transferee or (2) such transferee’s interests in the transferor), (c) no filing by any party to such transfer under the Exchange Act (other than a Form 5 required by applicable law or regulation) or other public announcement reporting a reduction in beneficial ownership shall be required or voluntarily made during the Restricted Period as a result of such transfer, and (d) if any public reports or filings (including filings under Section 16(a) of the Exchange Act) not prohibited by clause (c) of this paragraph are required to be made during the Restricted Period such report or filing shall disclose the nature of the transfer and that such transferee agrees to be bound in writing by the restrictions set forth herein (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, provided that (a) each transferee agrees to be bound in writing by the restrictions set forth herein, (b) no filing by any party under the Exchange Act (other than a Form 5 required by applicable law or regulation) or other public announcement reporting a reduction in beneficial ownership shall be required or voluntarily made during the Restricted Period as a result of such transfer, and (c) if any public reports or filings (including filings under Section 16(a) of the Exchange Act) not prohibited by clause (c) of this paragraph is required to be made during the Restricted Period such report or filing shall disclose the nature of the transfer and that such transferee agrees to be bound in writing by the restrictions set forth herein,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, provided that (a) the transferee agree to be bound in writing by the restrictions set forth herein and (b) the undersigned complies with the applicable requirements of clauses (i) through (iv) above with respect to public reports or filings under the Exchange Act,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned, provided that (a) each transferee agrees to be bound in writing by the restrictions set forth herein, (b) no filing by any party under the Exchange Act (other than a Form 5 required by applicable law or regulation) or other public announcement reporting a reduction in beneficial ownership shall be required or voluntarily made during the Restricted Period as a result of such transfer, and (c) if any public reports or filings (including filings under Section 16(a) of the Exchange Act) not prohibited by clause (c) of this paragraph is required to be made during the Restricted Period such report or filing shall disclose the nature of the transfer and that such transferee agrees to be bound in writing by the restrictions set forth herein,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, provided that any filing under the Exchange Act, or any other announcement by the undersigned relating to such transfer, shall briefly note the applicable circumstances that cause this clause to apply and explain that the filing or announcement relates solely to transfers or distributions falling within this clause,

(viii) to the Company or an affiliated entity pursuant to any contractual arrangement that provides for the forfeiture of the undersigned’s securities in connection with the termination of the undersigned’s employment or other service relationship with the Company or an affiliated entity or the undersigned’s failure to meet certain conditions set out upon receipt of such securities,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering, provided that no filing by any party under the Exchange Act is required to be made or shall be voluntarily made during the Restricted Period as a result of such transfer,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that (a) any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, (b) any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Time of Sale Information and the Prospectus, and (c) if required, any public report or filing under the Exchange Act, to the extent permitted under such rules and regulations, shall indicate in the footnotes thereto that such report or filing relates to the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

(b) exercise options, settle restricted stock units or other equity awards or exercise warrants outstanding as of the date granted pursuant to plans described in the Registration Statement, the Time of Sale Information and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period, other than pursuant to clause (f) below, and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan, except in the event of sales made pursuant to clause (f) below, in which case a filing under the Exchange Act may be made provided it is required and indicates in the footnotes thereto that the transfer or disposition is made pursuant to a trading plan pursuant to Rule 10b5-1;

(e) transfer or sell Common Stock pursuant to any Rule 10b5-1 plan that has been entered into by the undersigned prior to the date of this Letter Agreement, provided that such Rule 10b5-1 plan shall not be amended or otherwise modified during the Restricted Period, and provided further that no public announcement or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure shall be made by the undersigned during the Restricted Period, unless such filing is required and indicates in the footnotes thereto that the transfer or disposition is made pursuant to a trading plan pursuant to Rule 10b5-1; and

(f) transfer or sell an amount of shares of Common Stock that, when aggregated with all other sales pursuant to a similar provision in similar agreements delivered to you by other executive officers and directors of the Company in connection with the Public Offering, do not exceed 50,000 shares of Common Stock in the aggregate.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by February 15, 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank.]

Very truly yours,

[NAME OF STOCKHOLDER, DIRECTOR OR OFFICER]

By:
Name:
Title:

A-II-1